CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the incorporation by reference in this Registration Statement (Form N-1A) (Post-Effective Amendment No. 179 to File No. 033-50718; Amendment No. 181 to File No. 811-07102) of The Advisors' Inner Circle Fund II of our report dated April 1, 2014 with respect to the financial statements and financial highlights of the of the Hancock Horizon Core Bond Fund, Hancock Horizon Louisiana Tax-Free Income Fund, Hancock Horizon Mississippi Tax-Free Income Fund, Hancock Horizon Diversified Income Fund, Hancock Horizon Value Fund, Hancock Horizon Growth Fund, Hancock Horizon Quantitative Long/Short Fund, Hancock Horizon Burkenroad Small Cap Fund, Hancock Hancock Horizon Diversified International Fund, Hancock Horizon U.S. Small Cap Fund, and Hancock Horizon Government Money Market Fund, included in the 2014 Annual Report to shareholders.


                                                          /s/ ERNST & YOUNG, LLP


Philadelphia, Pennsylvania
May 29, 2014